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                                                                       EX-23.2



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by the reference in the Registration Statements on Forms S-8 Nos. 33-41527, 33-55446, 33-55448, 33-78848, 33-78844, 333-44763,
333-44765, 333-13007, 33-78834, 33-95270, 333-13015, 333-76601, 333-63615,
333-89271, and 333-75829 of NTL (Delaware), Inc. (formerly NTL Incorporated) (the "Company") and in the related Prospectuses of our report dated
March 7, 2000, with respect to the consolidated financial statements and schedules of the Company included in the Annual Report (Form 10-K) for the year ended December 31, 1999, and with respect to the consolidated financial statements, as amended, included in this Form 10-K/A-1.


                                            /s/ ERNST & YOUNG LLP



New York, New York
August 29, 2000